CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,875,000	$79.25	$227,843,750	$26,110.89

(1)	Includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.
(2)	The filing fee, calculated in accordance with Rule 457(r), has been transmitted to the SEC in connection with the securities offered from Registration Statement File No. 333-179723 by means of this prospectus supplement.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-179723

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 27, 2012)

2,500,000 Shares

Lufkin Industries, Inc.

Common Stock

This is an offering of 2,500,000 shares of the common stock of Lufkin Industries, Inc.

Our common stock trades on the NASDAQ Global Select Market under the symbol “LUFK.”

The last reported trading price of our stock on February  29, 2012 was $79.64.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 2 of the accompanying base prospectus.

	Per Share	Total
Price to the public	$79.250	$198,125,000
Underwriting discounts and commissions	$3.566	$8,915,000
Proceeds to Lufkin Industries, Inc. (before expenses)	$75.684	$189,210,000

We have granted the underwriters a 30-day option to purchase up to an additional 375,000 shares of common stock from us on the same terms and conditions set forth above if the underwriters sell more than 2,500,000 shares of common stock in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Barclays Capital, on behalf of the underwriters, expects to deliver the shares on or about March 6, 2012.

Barclays Capital	J.P. Morgan

BofA Merrill Lynch	Wells Fargo Securities

HSBC	Morgan Keegan	Scotiabank

Citigroup
Global Hunter Securities
Howard Weil Incorporated
Johnson Rice & Company L.L.C.
Tudor, Pickering, Holt & Co.

Prospectus Supplement dated February 29, 2012

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying base prospectus as well as the documents incorporated by reference in to this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information about our common stock that we may offer from time to time. Generally, when we refer to the “prospectus” in this prospectus supplement we are referring to both parts combined. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the Commission. If information in this prospectus supplement is inconsistent with the information in the accompanying base prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

INDUSTRY AND MARKET DATA

In this prospectus supplement, we rely on and refer to information regarding our industry from the U.S. Energy Information Administration, or the EIA, Spears & Associates, Inc., or Spears, Baker Hughes Incorporated, or Baker Hughes, and BP p.l.c., or BP. These organizations are not affiliated with us and are not aware of and have not consented to being named in this prospectus supplement. We believe this information is reliable but we have not independently verified it. In addition, we have made statements in this prospectus regarding our industry and our position in the industry based on our experience in the industry and our own evaluation of market conditions.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement or the accompanying base prospectus and does not contain all the information you need to consider in making your investment decision. This prospectus supplement and the accompanying base prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. We encourage you to read the entire prospectus supplement and the accompanying base prospectus carefully, including “Risk Factors” beginning on page S-10, as well as the information incorporated by reference in this document, including our financial statements and the footnotes to those statements, before making an investment decision. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters’ option to purchase additional shares of common stock is not exercised. References in this prospectus supplement to “Lufkin,” “the Company,” “we,” “us,” “our,” or like terms refer to Lufkin Industries, Inc. and its subsidiaries, except as otherwise indicated.

Lufkin Industries, Inc.

We are a global supplier of artificial lift products, technology, services and solutions, including automated control equipment and analytical products for artificial lift equipment, to the oil and gas industry. In addition, we design, manufacture and service power transmission products for use in energy infrastructure and industrial applications. Since our founding in 1902, we have expanded our product portfolio through in-house research and development as well as through acquisitions of businesses with complementary product lines and technologies. Through this evolution, we have become a global supplier to the oil and gas industry, with offices and facilities in more than a dozen countries and decades of experience in oilfields around the world. Our most important asset is our reputation with our customers, which is based on the reliability of our products and the enhanced efficiency those products bring to our customers’ operations. The combination of high performance products and experienced personnel has allowed us to expand our customer base and our geographical footprint.

Growth in oil and gas production requires both the successful drilling of new wells and improved recovery from existing wells. Artificial lift is a production process used in oil wells and, to a lesser extent, natural gas wells to supplement a reservoir’s natural pressure in order to bring more hydrocarbons to the surface. Most wells that are initially free-flowing will eventually require artificial lift as they mature due to a natural decline in reservoir pressure over time. In the case of unconventional oil and gas reservoirs, that decline typically occurs more rapidly than it does in conventional reservoirs. As global demand for energy has increased, and readily accessible oil and natural gas reserves have declined, producers have increasingly focused on enhanced recovery from existing fields to boost production by extending the life of reserves. Our goal is to become the preferred source for artificial lift solutions.

Growing economies are creating the need for large-scale energy infrastructure projects such as refineries and power plants. These energy infrastructure projects require a variety of products capable of high performance under extreme operating conditions. We design, manufacture and service custom gearboxes that perform under such conditions in both energy infrastructure and industrial applications. We believe that our reputation for engineering skill and reliability in our Power Transmission segment, as well as our global presence, will allow us to continue to grow our business as demand for energy infrastructure projects increases around the world.

Business Segments

Oilfield

Our Oilfield segment manufactures and services artificial lift products, including reciprocating rod, gas, plunger and hydraulic lift equipment, progressing cavity pumps, or PCPs, and related well-site products. We are a leading supplier to the oil and gas industry of beam pumping units for rod lift applications. Our iconic pumping units are among the most recognized in the industry and have a reputation for quality and reliability. Approximately 76% of North American operators have used our products in their operations. There has been a resurgence in rod lift unit sales in recent years as a result of the increased development of oil and liquids-rich plays in the United States, such as the Bakken and Eagle Ford Shale formations, as well as more mature oilfields in the Permian Basin and California. According to Spears, rod lift sales represented approximately 29% of the total artificial lift market in 2011 compared to approximately 20% in 2010, and grew more than any other artificial lift technology. In addition, according to Spears, in 2012 the artificial lift market is expected to have a higher growth rate than the oilfield services and equipment market as a whole.

Building on our decades-long success with rod lift equipment, we have recently pursued a strategy of expanding our artificial lift products and services portfolio and the geographic scope of our Oilfield segment through a series of strategic acquisitions. Since the beginning of 2009, we have acquired:

•	International Lift Systems, L.L.C., a manufacturer of gas lift, plunger lift and completion equipment;

•	the hydraulic rod pumping unit business of Petro Hydraulic Lift Systems, LLC;

•	Pentagon Optimization Services, Inc., or Pentagon, a diversified Canadian well optimization company that assembles and services plunger lift equipment; and

•	the reciprocating down-hole pump and PCP business of Quinn’s Oilfield Supply Ltd., or Quinn’s.

These acquisitions have furthered our strategy of expanding our artificial lift product portfolio while simultaneously extending our sales and service networks.

We also design, manufacture, install and service automated control equipment and analytical products for artificial lift equipment. These products, referred to as “automation solutions,” help lower production costs and optimize well efficiency for our customers. Our automation solutions offerings are enhanced by the use of SCADA, which provides the critical communication link among our products. The data acquisition and communication capabilities of SCADA permit the analysis of well production data in real time, which in turn enables our product solutions to optimize well performance.

We expect that in the next several years automation will allow for the dynamic optimization of well efficiency through the collection of real time, down-hole well data, the analysis of that data by surface automation systems, and the automatic adjustment of operating parameters based on that data to more efficiently produce a reservoir. Going forward, our objective is to develop the industry’s leading automation solutions across all artificial lift technologies. To help accomplish this objective, we completed the following acquisitions this year:

•	Datac Instrumentation Limited, or Datac, a provider of technology that enables artificial lift equipment to transmit and receive performance data as well as remote terminal unit technology;

•	RealFlex Technologies Limited, or RealFlex, a provider of real-time server software packages for process control systems; and

•

Zenith Oilfield Technology Limited, or Zenith, a leading provider of down-hole monitoring, data gathering and control systems for artificial lift applications, including real time optimization and control systems for PCPs and electric submersible pumps, or ESPs, as well as artificial lift completion systems for ESPs.

We expect these acquisitions to accelerate our automation solutions strategy and provide our products and services with industry-leading technological capabilities. These capabilities are expected to include the collection and evaluation of down-hole well performance data in real time. With this data, we anticipate that our automation solutions will be able to dynamically manage artificial lift equipment to achieve optimal performance.

Our automation solutions are expected to be capable of interfacing with artificial lift technologies, including ESPs, manufactured by any of the major artificial lift equipment vendors. We believe that this vendor-neutral, integrated approach to automation is unique and will allow us to develop a relationship with customers who have traditionally relied on other vendors for their artificial lift needs. We also believe, however, that our automation solutions will continue to be more reliable and perform at optimal levels when used in combination with our own products, and we intend to leverage our automation solutions to enhance sales of our artificial lift equipment.

For the year ended December 31, 2011, our Oilfield segment contributed $736.5 million and $172.9 million to our revenue and gross profit, respectively.

Power Transmission

Our Power Transmission segment designs, manufactures and services custom engineered speed increasing and reducing gearboxes for energy infrastructure and industrial applications. Speed increasers convert lower speed and higher torque input to higher speed and lower torque output, while speed reducers convert higher speed and lower torque input to lower speed and higher torque output. Our high speed or turbo gears are used in petrochemical production, refining, offshore oil production, oil and gas transmission, natural gas liquefaction and electrical power generation. We are one of the only producers of high horsepower, high speed gearboxes for these demanding applications. Our low speed industrial gears are used in metals processing, tire and rubber production, sugar processing, marine propulsion and mining. We believe that our gear products in both high speed and low speed applications benefit from an excellent reputation for quality and reliability.

As in our Oilfield segment, we have recently expanded the product offerings in our Power Transmission segment. In July 2009, we acquired Rotating Machinery Technology, Inc., or RMT, a leader in the turbo-machinery industry specializing in the analysis, design and manufacture of precision, custom-engineered tilting-pad bearings and related components for high speed equipment such as compressors and gearboxes.

For the year ended December 31, 2011, our Power Transmission segment contributed $195.6 million and $54.2 million to our revenue and gross profit, respectively.

Industry Overview

Our business is largely dependent on the level of capital expenditures in the energy industry, which affects the drilling of new wells, the use of artificial lift technologies to improve the recovery from existing wells and the construction of new energy infrastructure. We believe the significant trends impacting our industry include the following:

•	World oil and natural gas consumption continues to increase, driven by growing economies in emerging markets;

•	Growing economies are creating the need for large-scale energy infrastructure projects, such as refineries and LNG facilities; and

•	Natural gas is gaining market share as a source of fuel for power generation.

In addition, the following trends are influencing demand for artificial lift solutions:

•	Producers are increasingly focused on optimizing the ultimate recoveries from mature oil fields, such as the Permian Basin in west Texas and in central California;

•

North American exploration and production activity is shifting toward unconventional plays such as the Bakken and Eagle Ford Shale formations, which often require some form of artificial lift earlier in the production life of the well than production from a conventional reservoir does. This trend towards shale exploration is expected to spread globally in coming years; and

•	Producers are facing a shortage of experienced personnel due to retirements, and are increasingly relying on outside expertise.

We believe the outlook for the global energy industry is favorable. According to the EIA, oil was the single most significant component of world energy consumption in 2010, representing 34% of total demand. Forecasts published by the EIA anticipate that worldwide demand for oil will grow 28% from 87.4 million barrels per day in 2010 to 112.2 million barrels per day in 2035.

As more readily accessible oil reserves are depleted, producers have been required to make increasing investments in order to maintain their production and increase their reserves to meet the growing demand for energy resources worldwide. As a result, many producers are focused on extending the ultimate recovery from existing producing wells, through enhanced oil recovery methods such as infill drilling, CO2 injection and artificial lift, as a profitable alternative to finding and developing new reservoirs. The benefits of enhanced oil recovery can be dramatic. For example, according to BP, the average recovery factor for a typical oil reservoir is only 35%, and a 5% increase in the average recovery factor for all reservoirs would add an estimated 300 to 600 billion additional barrels of oil to the global reserve pool, an amount equal to the total reserves that have been attributable to all discoveries over the last 20 years.

In their search for new reserves, oil and gas producers are increasingly turning to unconventional reservoirs such as shale formations. Due to their geologic characteristics, shale reservoirs have a natural pressure that typically declines more rapidly than a conventional reservoir’s. As a result, we expect that current trends in shale development will result in increased demand for artificial lift solutions worldwide.

According to Spears, the global artificial lift market was approximately $8.4 billion in 2011 and grew at an average annual rate of 16.3% between 1999 and 2011. International sales accounted for more than 40% of the total worldwide market for artificial lift in 2011, according to Spears, and we expect international sales to continue to comprise a significant portion of the global artificial lift market going forward.

Our Power Transmission segment also benefits from many of these industry trends. Approximately two-thirds of the products we sell in this segment are for applications in the oil and gas, refining and power generation industries. We believe growing global populations and energy consumption will create increased demand for energy infrastructure, and with it increased demand for custom engineered, mission critical gearboxes. We also believe that the combination of engineering knowledge, specialized machine tools, mechanical test capabilities and reliability that is required in the power transmission industry constitute a significant barrier to entry to potential new competitors and limit the competitive landscape to a relatively small number of suppliers.

Our Business Strategy

Our objective is to extend our position as a leading global supplier of high quality, mission critical artificial lift and power transmission products, and related aftermarket services. We intend to accomplish our objective and capitalize on long-term industry growth trends through the execution of the following strategies:

•

Position ourselves as the preferred source for artificial lift solutions. We believe we offer one of the industry’s broadest portfolios of artificial lift products, including reciprocating rod, gas, plunger and hydraulic lift equipment, PCPs, and measurement and control equipment for all types of artificial lift, including ESPs. We have developed a specialized optimization team which focuses on assisting producers with well completion design and production management. We are integrating our portfolio of artificial lift products, automation technologies, global service team and optimization team to deliver complete artificial lift solutions to our customers. We believe that the combination of our more than 80 years of artificial lift experience and our optimization expertise will allow our customers to offset the diminishing artificial lift knowledge base in their organizations.

•

Continue to expand our global reach. We intend to continue to expand our global reach by establishing manufacturing, engineering and service platforms on three continents, which will in turn support a network of regional service centers in areas with high actual or potential demand for artificial lift solutions. These platforms include:

•	Lufkin, Texas, which supports our operations in the United States and Canada;

•	Comodoro Rivadavia, Argentina, which supports our operations in South America;

•	Ploiesti, Romania and Eastern France, which support or will support our operations in Europe, the Middle East, North Africa and elsewhere in the Eastern Hemisphere.

We also plan to exploit new market opportunities by deploying sales, distribution, service and manufacturing resources in markets where we believe we are currently under-represented. We believe that this strategy has already strengthened our customer relationships and that further expansion will allow us to respond more quickly to our customers’ needs. We also expect that a broad geographical footprint will improve our support logistics and reduce our costs.

•

Expand our portfolio of artificial lift products and solutions through acquisitions and internal development. We intend to continue to selectively pursue acquisitions that increase our exposure to the most important growth trends in the industry, fill critical product gaps and expand our geographic scope. Since the beginning of 2009 we have successfully acquired and integrated several businesses across both our segments, including Pentagon and Quinn’s reciprocating down-hole pump and PCP businesses. In 2012, we completed the acquisitions of Datac, RealFlex and Zenith. We believe these transactions demonstrate our ability to identify and complete strategic transactions that are consistent with our long-term strategy.

•

Develop the next generation of automation solutions. As producers increasingly focus on maximizing the production from existing wells and deploy their capital resources in newer, unconventional plays where reservoir pressures deplete more rapidly, we are developing the technologies that will allow our customers to automatically control surface and down-hole pumps, based on real time temperature, pressure and flow data, to optimize artificial lift performance across a variety of well conditions, thereby maximizing recovery rates. Our optimization team provides expertise to help producers design full field optimization programs in order to produce their reserves at a lower cost and with greater reliability. This expertise includes the selection of the appropriate artificial lift and automation technology, facility layout and field electrification. As automation technology evolves, we intend to take advantage of opportunities to retrofit existing equipment and then provide our customers with ongoing upgrades.

Our Competitive Strengths

We believe that we are well positioned to execute our strategy based on the following competitive strengths:

•

Our Oilfield segment has a unique, singular focus on artificial lift solutions. We believe we offer one of the industry’s broadest portfolios of artificial lift products, including reciprocating rod, gas, plunger and hydraulic lift equipment, PCPs, and control equipment for all forms of artificial lift, including ESPs. We believe we are the global equipment provider with the greatest focus on the artificial lift market, and we have over 80 years of artificial lift experience.

•

Our Power Transmission segment designs and produces some of the industry’s most reliable gearboxes. We have extensive experience and expertise in designing custom gearboxes for complex applications, and believe that our gearboxes are among the most reliable in the world.

•	Our products are well aligned with established trends in energy development.

•

The current oil price environment supports increased investment in the maximization of productivity from existing oil fields. We believe this increased emphasis on maximizing existing production and increasing ultimate recovery will increase demand for our artificial lift solutions.

•

The widening gap between oil prices and gas prices has caused North American producers to refocus their development budgets on drilling for crude oil and natural gas liquids instead of natural gas. Based on data published by Baker Hughes, the number of U.S. oil-directed rigs increased approximately 24% from December 2008 to February 2012, and more than 60% of U.S. rigs are now deployed to drill for oil. As a producer of artificial lift solutions, we believe the trend towards crude oil and natural gas liquids production will increase demand for our products. In addition, demand for our artificial lift products in oil and liquids-rich plays such as the Bakken and Eagle Ford Shale formations is further enhanced by the steeper decline rates in shale formations.

•

The relatively low cost of natural gas has resulted in increased construction of gas-fired power generation facilities. Increasing investment in global energy infrastructure projects has resulted in new refinery and LNG facility construction as well as offshore production facilities. As a result of these trends, we anticipate continued growth in demand for our power transmission products.

•

We are widely recognized for customer-responsive product innovation. We have grown our business by being responsive to our customers’ needs and developing strong relationships at multiple levels of our customers’ organizations. We believe our successful development of new products is enhanced by the input we receive from our customers, and has resulted in the design and development of products that add value to their operations through increased reliability, efficiency and safety.

•

Our experienced management team has a proven track record. We believe that our management team has successfully demonstrated its ability to grow our business though internal product development and through acquisitions in both favorable and unfavorable market conditions, and in both domestic and foreign markets.

Recent Developments

Zenith Acquisition

On February 27, 2012, we announced that we had entered into a definitive agreement to acquire Zenith. The purchase price is approximately £80.7 million (US$126.6 million) net of acquired cash. The transaction closed on February 29, 2012. Zenith, based in Scotland, is a leading provider of down-hole monitoring, data gathering and control systems for artificial lift applications, including real-time optimization and control systems for ESPs and PCPs, as well as artificial lift completion systems for ESPs. We expect that Zenith’s equipment will enhance our automation solutions by providing our surface automation equipment with real time data from down-hole. This information will in turn allow our control systems to optimize the operation of artificial lift equipment, improving recovery rates and lowering operating costs for our customers.

Amendment to Revolving Credit Facility

On February 27, 2012, we entered into an amendment to our Second Amended and Restated Credit Agreement. Among other things, the amendment:

•	allowed us to enter into a definitive agreement to acquire Zenith;

•	allowed us to enter into our new short term credit agreement (as further described below);

•

modified the prepayment provisions in our Second Amended and Restated Credit Agreement to provide that the net cash proceeds of this offering will be applied, first, to repay the borrowings outstanding under our new delayed draw temporary term loan (if any), and second, to repay the borrowings outstanding under the revolving credit facility, with not less than 50% of any remainder being applied to repay the borrowings outstanding under our term loan; and

•	amended the “Net Cash Proceeds” definition under our Second Amended and Restated Credit Agreement to include proceeds from the issuance of equity securities.

Short Term Credit Agreement

On February 27, 2012, we entered into a new short term credit agreement in order to obtain a $25.0 million delayed draw temporary term loan to enhance our short-term liquidity. Amounts borrowed under our delayed draw temporary term loan will be utilized, if necessary, for liquidity purposes.

We were formed as a Texas corporation in 1902. Our principal executive offices are located at 601 South Raguet, Lufkin, Texas 75904, and our telephone number is (936) 634-2211. Our website address is http://www.lufkin.com. Information on our website does not constitute part of this prospectus supplement.

THE OFFERING

Issuer	Lufkin Industries, Inc.

Common stock offered	2,500,000 shares of our common stock, par value $1.00 per share.

Option to purchase additional shares	The underwriters may purchase up to an additional 375,000 shares of our common stock within 30 days of the date of this prospectus supplement.

Common stock outstanding after this offering	33,199,229 shares, or 33,574,229 shares if the underwriters exercise in full their option to purchase an additional 375,000 shares. (a)

Use of proceeds	We intend to use the net proceeds of this offering to repay all of the borrowings outstanding under our delayed draw temporary term loan (if any) and all of the borrowings outstanding under our revolving credit facility. Fifty percent of any remaining proceeds will be used to repay a portion of the borrowings outstanding under our term loan and fifty percent will be used for general corporate purposes.

Exchange listing	Our common stock is listed on the NASDAQ Global Select Market under the symbol “LUFK.”

Risk factors	An investment in our common stock is subject to risks. Please refer to “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

Conflicts of Interest	We intend to use the net proceeds of this offering to repay borrowings outstanding under our delayed draw temporary term loan, if any, revolving credit facility and term loan to affiliates of certain underwriters that are lenders thereunder. Please read “Use of Proceeds.” This offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121.

Transfer agent	Computershare Investor Services, LLC.

(a)	The number of shares of common stock outstanding after the offering excludes (i) up to 707,313 shares reserved for issuance pursuant to future awards under our employee incentive compensation plan and (ii) 1,478,628 shares reserved for issuance upon exercise of outstanding options at a weighted average exercise price of $42.45 per share, in each case as of February 24, 2012.

SUMMARY FINANCIAL INFORMATION

Our summary historical consolidated financial information as of and for the periods ended December 31, 2011, 2010 and 2009 is derived from our audited historical consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP. This financial information should be read in conjunction with our historical consolidated financial statements and the notes to those statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated herein by reference.

	Year Ended December 31,
(in thousands, except per share data)	2011	2010	2009
Sales	$932,135	$645,643	$521,359
Cost of sales	705,078	487,125	408,815

Gross profit	227,057	158,518	112,544
Selling, general and administrative expenses	110,733	89,859	75,120
Acquisition expenses	7,066	—	—
Litigation reserve	1,780	1,000	6,000

Operating income	107,478	67,659	31,424
Interest income	116	54	899
Interest expense	(1,643)	(562)	(650)
Other (expense) income, net	(482)	294	1,339

Earnings from continuing operations before income tax provision	105,469	67,445	33,012
Income tax provision	39,498	23,914	10,533

Earnings from continuing operations	65,971	43,531	22,479
Earnings (loss) from discontinued operations, net of tax	—	292	(453)

Net earnings	$65,971	$43,823	$22,026

Basic earnings per share
Earnings from continuing operations	$2.17	$1.45	$0.76
Earnings (loss) from discontinued operations	—	0.01	(0.02)

Net earnings	$2.17	$1.46	$0.74

Diluted earnings per share
Earnings from continuing operations	$2.14	$1.44	$0.76
Earnings (loss) from discontinued operations	—	0.01	(0.02)

Net earnings	$2.14	$1.45	$0.74

RISK FACTORS

We urge you to carefully consider the risk factors described below and those included in the accompanying base prospectus and in the documents incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2011, as well as other information we have provided in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference, before reaching a decision regarding an investment in our common stock. The risks described below and cross-referenced above are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to our Business

A decline in domestic and worldwide oil and gas drilling activity would adversely affect our results of operations.

The Oilfield segment is materially dependent on the level of oil and gas drilling activity in North America and worldwide, which in turn depends on the level of capital spending by major, independent and state-owned exploration and production companies. This capital spending is driven by current prices for oil and gas and the perceived stability and sustainability of those prices. Oil and gas prices have been subject to significant fluctuation in recent years in response to changes in the supply and demand for oil and gas, market uncertainty, world events, governmental actions, and a variety of additional factors that are beyond our control, including:

•	the level of North American and worldwide oil and gas exploration and production activity;

•	worldwide economic conditions, particularly economic conditions in North America;

•	oil and gas production costs;

•	weather conditions;

•	the expected costs of developing new reserves;

•	national government political requirements and the policies of OPEC;

•	the price and availability of alternative fuels;

•	the effect of worldwide energy conservation measures;

•	environmental regulation; and

•	tax policies.

Increases in the prices of our raw materials could adversely affect our margins and results of operations.

We use large amounts of steel and iron in the manufacture of our products. The price of these raw materials has a significant impact on the cost of producing products. Steel and iron prices have increased significantly in the last five years, caused primarily by higher energy prices and increased global demand. Since most of our suppliers are not currently parties to long-term contracts with us, we are vulnerable to fluctuations in prices of such raw materials. Factors such as supply and demand, freight costs and transportation availability, inventory levels of brokers and dealers, the level of imports and general economic conditions may affect the price of cast iron and steel. Raw material prices may increase significantly in the future. Certain items such as steel round and bearings have continued to experience price increases, price volatility and longer lead times. If we are unable to pass future raw material price increases on to our customers, margins, results of operations, cash flow and financial condition could be adversely affected.

Interruption in our supply of raw materials could adversely affect our results of operations.

We rely on various suppliers to supply the components utilized to manufacture our products. The availability of the raw materials is not only a function of the availability of steel and iron, but also the alloy materials that are utilized by our suppliers. To date, shortages have not caused a material disruption in availability or in our manufacturing operations. However, material disruptions may occur in the future. Raw material shortages and allocations may result in inefficient operations and a build-up of inventory, which can negatively affect our working capital position. The loss of any of our suppliers or their inability to meet our price, quality, quantity and delivery requirements could have an adverse effect on our business and results of operations.

Our customers’ industries are undergoing continuing consolidation that may impact our results of operations.

Some of our largest customers have consolidated and are using their size and purchasing power to achieve economies of scale and pricing concessions. This consolidation may result in reduced capital spending by such customers or the acquisition of one or more of our other primary customers, which may lead to decreased demand for our products and services. We cannot assure you that we will be able to maintain our level of sales to any customer that has consolidated or replace that revenue with increased business activities with other customers. As a result, this consolidation activity could have a significant negative impact on our results of operations or financial condition. We are unable to predict what effect consolidations may have on prices, capital spending by our customers, our selling strategies, our competitive position, our ability to retain customers or our ability to negotiate favorable agreements.

The inherent dangers and complexity of our products and services could subject us to substantial liability claims that may not be covered by our insurance and that could adversely affect our results of operations.

The products that we manufacture and the services that we provide are complex, and the failure of our equipment to operate properly or to meet specifications may greatly increase our customers’ costs. In addition, many of these products are used in inherently hazardous industries, such as the oil and gas drilling and production industry where an accident or product failure can cause personal injury or loss of life, damage to property, equipment, or the environment, regulatory investigations and penalties and the suspension of the end-user’s operations. If our products or services fail to meet specifications or are involved in accidents or failures, we could face warranty, contract, or other litigation claims for which we may be held responsible and our reputation for providing quality products may suffer.

Our insurance may not be adequate in risk coverage or policy limits to cover all losses or liabilities that we may incur or for which we may be found responsible. Moreover, in the future, we may not be able to maintain insurance at levels of risk coverage or policy limits that we deem adequate or at premiums that we deem reasonable, particularly in the recent environment of significant insurance premium increases. Further, any claims made under our policies will likely cause our premiums to increase.

Any future damages deemed to be caused by our products or services that are assessed against us and that are not covered by our insurance, or that are in excess of policy limits or subject to substantial deductibles, could have a material adverse effect on our results of operations and financial condition. Litigation and claims for which we are not insured can occur, including employee claims, intellectual property claims, breach of contract claims, and warranty claims.

We may not be able to successfully integrate future acquisitions, which will cause us to fail to realize expected returns.

We continually explore opportunities to acquire related businesses, some of which could be material to us. The ability to continue to grow, however, may depend upon identifying and successfully acquiring attractive companies, effectively integrating these companies, achieving cost efficiencies and managing these businesses as part of Lufkin. We may not be able to effectively integrate the acquired companies and successfully implement appropriate operational, financial and management systems and controls to achieve the benefits expected to result from these acquisitions. Our efforts to integrate these businesses could be affected by a number of factors beyond our control, such as regulatory developments, general economic conditions and increased competition. In addition, the process of integrating these businesses could cause the interruption of, or loss of momentum in, the activities of our existing business. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of these businesses could negatively impact our business and results of operations. Further, the benefits that we anticipate from these acquisitions may not develop.

Labor disputes or the expiration of our current labor contract could have a material adverse effect on our business.

Our main U.S. manufacturing facilities are unionized, and the current labor contract with respect to those facilities will expire in October 2014. We cannot assure that disputes, work stoppages or strikes will not arise in the future. In addition, when the existing collective bargaining agreement expires, we cannot assure that we will be able to reach a new agreement with our employees or that any new agreement will be on substantially similar terms as the existing agreement. Future disputes with and labor concessions to our employees could have a material adverse effect upon our results of operations and financial position.

The inability to hire and retain qualified employees may hinder our growth.

The ability to provide high-quality products and services depends in part on our ability to hire and retain skilled personnel in the areas of management, product engineering, servicing and sales. Competition for such personnel is intense and competitors can be expected to attempt to hire our skilled employees from time to time. In particular, our business and results of operations could be materially adversely affected if we are unable to retain the customer relationships and technical expertise provided by our management team and professional personnel.

Significant competition in the industries in which we operate may result in our competitors offering new or better products and services or lower prices, which could result in a loss of customers and a decrease in revenues.

The industries in which we operate are highly competitive. We compete with other manufacturers and service providers of varying sizes, some of which may have greater financial and technological resources than we do. If we are unable to compete successfully with other manufacturers and service providers, we could lose customers and our revenues may decline. In addition, competitive pressures in the industry may affect the market prices of our new and used equipment, which, in turn, may adversely affect our sales margins, results of operations, cash flow and financial condition.

Disruption of our manufacturing operations or management information systems would have an adverse effect on our financial condition and results of operations.

While we own numerous facilities domestically and internationally, our primary manufacturing facilities, located in and around Lufkin, Texas account for a significant percentage of our manufacturing output. An unexpected disruption in our production at these facilities or in our management information systems for any length of time would have an adverse effect on our business, financial condition and results of operations.

A deterioration in future expected profitability or cash flows could result in an impairment of our goodwill.

We perform an annual assessment of the recoverability of goodwill and indefinite lived intangibles. Additionally, we assess goodwill and indefinite lived intangibles for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. We rely on discounted cash flow analysis, which requires significant judgments and estimates about our future operations, to develop our estimates of fair value. If these projected cash flows change materially, we may be required to record impairment losses relative to goodwill or indefinite lived intangibles which could be material to our results of operations in any particular reporting period.

We have foreign operations that would be adversely impacted in the event of war, political disruption, civil disturbance, economic and legal sanctions and changes in global trade policies.

We have operations in certain international areas, including parts of the Middle East and South America, that are subject to risks of war, political disruption, civil disturbance, economic and legal sanctions (such as restrictions against countries that the U.S. government may deem to sponsor terrorism) and changes in global trade policies. Our operations may be restricted or prohibited in any country in which these risks occur. In particular, the occurrence of any of these risks could result in the following events, which in turn, could materially and adversely impact our results of operations:

•	disruption of oil and natural gas exploration and production activities;

•	restriction of the movement and exchange of funds;

•	inhibition of our ability to collect receivables;

•	enactment of additional or stricter U.S. government or international sanctions; and

•	limitation of our access to markets for periods of time.

We are subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as other laws and regulations governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, financial condition and results of operations.

The U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business. Given the industries in which we participate, we operate in parts of the world that have experienced governmental corruption to some degree, and in which strict compliance with anti-bribery laws may conflict with local customs and practices. Our training and compliance program cannot protect us from reckless or criminal acts committed by our employees or agents. Violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our results of operations, financial condition, and cash flows.

We are also subject to other laws and regulations governing our operations, including regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. Department of Treasury’s Office of Foreign Asset Control, and various non-U.S. government entities, including applicable export control regulations, economic sanctions on countries and persons, and customs requirements, which we refer to collectively as “Trade Control laws.” Trade Control laws are complex and constantly changing, and compliance with them increases our cost of doing business. There is no assurance that we will be completely effective in ensuring our compliance with Trade Control laws. If we are not in compliance with Trade Control laws, we may be subject to criminal and civil penalties, and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of Trade Control laws by U.S. or foreign authorities could also have an adverse impact on our reputation, business, financial condition and results of operations.

Our results of operations could be adversely affected by actions under U.S. trade laws.

Although we are a U.S.-based manufacturing and services company, we own and operate international manufacturing operations that support our U.S.-based business. If actions under U.S. trade laws were instituted that limited our access to these products, our ability to meet our customer specifications and delivery requirements would be reduced. Any adverse effects on our ability to import products from our foreign subsidiaries could have a material adverse effect on our results of operations.

We are subject to currency exchange rate risk, which could adversely affect our results of operations.

We are subject to currency exchange rate risk with intercompany debt denominated in U.S. dollars owed by our Canadian subsidiary. We cannot assure that future currency exchange rate fluctuations will not have an adverse effect on our results of operations.

We may be subject to litigation if another party claims that we have infringed upon its intellectual property rights.

The tools, techniques, methodologies, programs and components we use to provide our services may infringe upon the intellectual property rights of others. Infringement claims generally result in significant legal and other costs and may distract management from running our core business. Royalty payments under licenses from third parties, if available, would increase our costs. If a license were not available we might not be able to continue providing a particular service or product, which could adversely affect our financial condition, results of operation and cash flows. Additionally, developing non-infringing technologies would increase our costs.

Significant changes in pension fund investment performance or assumptions relating to pension costs may have a material effect on the valuation of pension obligations, the funded status of pension plans, and our pension cost.

Our funding policy for our pension plan is to accumulate plan assets that, over the long-run, will approximate the present value of projected benefit obligations. Our pension cost is materially affected by the discount rate used to measure pension obligations, the level of plan assets available to fund those obligations at the measurement date and the expected long-term rate of return on plan assets. Our pension plan is supported by pension fund investments that are volatile and subject to financial market risk, including fixed income, domestic and foreign equity securities, real estate and hedge funds. Significant changes in investment performance or a change in the portfolio mix of invested assets could result in corresponding increases and decreases in the valuation of plan assets or in a change of the expected rate of return on plan assets. A change in the discount rate would result in a significant increase or decrease in the valuation of pension obligations, affecting the reported funded status of our pension plans as well as the net periodic pension cost in the following fiscal years. Similarly, changes in the expected return on plan assets could result in significant changes in the net periodic pension cost for subsequent fiscal years.

Any capital financing that may be necessary to fund growth may not be available to us at economic rates.

Turmoil in the credit markets and the potential impact on liquidity of major financial institutions may have an adverse effect on our ability to fund growth opportunities through borrowings, under either existing or newly created instruments in the public or private markets on terms we believe to be reasonable.

Due to the recent financial and credit crisis, certain of our counterparties may be unable to meet their financial obligations to us or, alternatively, may be forced to postpone or otherwise cancel their contracts with us.

The recent credit crisis and the related turmoil in the global financial system have had an adverse impact on our business and financial condition and the business and financial condition of our counterparties. While the financial markets experienced improvement in 2010, we have continued to face challenges due to general financial market volatility. We may be subject to increased counterparty risks whereby our counterparties may not be willing or able to meet their financial obligations to us or, alternatively, may be forced to postpone or otherwise cancel their contracts with us. A sustained decline in the ability of our counterparties to meet their financial obligations to us would adversely affect our business, results of operations and financial condition.

An array of international climate change accords focused on limiting and reducing greenhouse gas emissions could result in increased operating costs and reduced demand for our products or services.

We service customers in numerous foreign countries. As such, we are subject not only to U.S. climate change legislation but may also be subject to certain international climate change accords. A variety of regulatory developments, proposals or requirements have been introduced and/or adopted in the international regions in which we operate that are focused on restricting the emission of carbon dioxide, methane and other greenhouse gases. Among these developments are the United Nations Framework Convention on Climate Change, also known as the “Kyoto Protocol,” and the European Union Emissions Trading System, or EU ETS, which was launched as an international “cap and trade” system on allowances for emitting greenhouse gases. These international regulatory developments may curtail production and demand for fossil fuels such as oil and gas in areas of the world where we and our customers operate and thus adversely affect future demand for our products and services, which may in turn adversely affect our future results of operations.

Climate change regulations restricting emissions of greenhouse gases could result in increased operating costs and reduced demand for our products or services.

From time to time, Congress has considered legislation on climate change matters which, if adopted, could increase our costs or affect the demand for our products.

On December 15, 2009, the U.S. Environmental Protection Agency, or the EPA, officially published its findings that emissions of carbon dioxide, methane and other greenhouse gases present an endangerment to human health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the Earth’s atmosphere and other climatic changes. These findings by the EPA allow the agency to proceed with the adoption and implementation of regulations that would restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act. In response to its endangerment findings, the EPA adopted regulations that require a reduction in emissions of greenhouse gases from motor vehicles. The EPA has asserted that the motor vehicle greenhouse gas emissions standards triggered the Clean Air Act construction and operating permit requirements for stationary sources, commencing when the motor vehicle standards took effect on January 2, 2011. The EPA also adopted rules which will lead to the imposition of greenhouse gas emission limitations in Clean Air Act permits for certain stationary sources. In addition, on September 22, 2009, the EPA issued a final rule requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States beginning in 2011 for emissions occurring in 2010.

The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of greenhouse gases from, our equipment and operations could require us to incur costs to reduce emissions of greenhouse gases associated with operations, could adversely impact customers’ operations or demand for customers’ products, or could adversely affect demand for our products or services.

Risks Related to the Offering and our Common Stock

Our common stock has experienced, and may continue to experience, price volatility.

The market price of our common stock has historically experienced and continues to experience high volatility. Our common stock price may increase or decrease in response to a number of events and factors, including:

•	trends in our industries and the markets in which it operates;

•	changes in the market price of the products we sell;

•	the introduction of new technologies or products by us or our competitors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	operating results that vary from the expectations of securities analysts and investors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, financings or capital commitments;

•	the price of oil;

•	changes in laws and regulations; and

•	general economic and competitive conditions.

Volatility or depressed market prices of our common stock could make it difficult for you to resell shares of our common stock when you want or at attractive prices.

There may be future dilution of our common stock or other equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting (Conflicts of Interest),” we are not restricted from issuing additional shares of our common stock or securities convertible or exchangeable for our common stock. If we issue additional shares of our common stock or convertible or exchangeable securities, it may adversely affect the market price of our common stock. Our certificate of incorporation authorizes our board of directors to issue up to 60,000,000 shares of our common stock, par value $1.00 per share, and up to 2,000,000 shares of our preferred stock, par value $1.00 per share. As of February 23, 2012, 30,699,229 shares of common stock and no shares of preferred stock were outstanding.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after underwriting discounts and estimated offering expenses, will be approximately $188.9 million (approximately $217.3 million if the underwriters’ over-allotment option is exercised in full).

We intend to use the net proceeds of this offering to repay all of the borrowings outstanding under our delayed draw temporary term loan (if any) and all of the borrowings outstanding under our revolving credit facility. Fifty percent of any remaining net proceeds will be used to repay a portion of the borrowings outstanding under our term loan and fifty percent will be used for general corporate purposes.

In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks, or invest them in cash equivalents or short-term securities that our investment policies permit us to invest in from time to time.

As of February 24, 2012, approximately $150.0 million of indebtedness was outstanding under our revolving credit facility and $350.0 million of indebtedness was outstanding under our term loan. We used these funds for working capital purposes and to finance internal growth activities and acquisitions, including the Zenith acquisition. Indebtedness under our revolving credit facility and our term loan bears interest, at our option, at either (a) the highest of (i) the prime rate, (ii) the federal funds effective rate plus 0.5% and (iii) an adjusted one-month LIBOR plus 1.0%, in each case plus an applicable margin based on our leverage ratio, or (b) the rate equal to (i) the rate for U.S. dollar deposits in the London interbank market for the applicable interest period multiplied by (ii) the statutory reserve rate, plus the applicable margin. As of February 24, 2012, the interest rate under our revolving credit facility and term loan was 3.59%. Our revolving credit facility and term loan have a maturity date of November 30, 2016.

Prior to the closing of this offering, we may determine to borrow up to the full $25.0 million available under our delayed draw temporary term loan for liquidity purposes. Any borrowings under our delayed draw temporary term loan will bear interest at the same rate as our revolving credit facility and term loan and will mature on June 26, 2012.

Affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., Morgan Keegan & Company, Inc. and Scotia Capital (USA) Inc. are lenders under our revolving credit facility and term loan, and accordingly, will receive a portion of the net offering proceeds of this offering. Please read “Underwriting (Conflicts of Interest).”

Affiliates of Barclays Capital Inc. and J. P. Morgan Securities LLC are lenders under our delayed draw temporary term loan and accordingly, will receive a portion of the net proceeds of this offering, if borrowings under the delayed draw temporary term loan are outstanding at the closing of this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2011:

•	on an actual basis;

•	on an as adjusted basis to give effect to the closing of the Datac, RealFlex and Zenith acquisitions;

•	on an as further adjusted basis to give effect to this offering and the application of the expected net proceeds thereof as described in “Use of Proceeds.”

You should read this table in conjunction with the other sections of this prospectus and any documents that are incorporated by reference, including our consolidated financial statements and the notes thereto.

	As of December 31, 2011
(In thousands, except per share data)	Actual	As adjusted	As further adjusted(1)
Cash and cash equivalents	$38,438	$45,195 (2)	$61,637

Debt:
Revolving credit facility(3)	—	156,000	—
Term loan	350,000	350,000	333,558
New delayed draw temporary term loan		—	—

Total debt	350,000	506,000	333,558

Shareholders’ equity:
Common stock, $1.00 par value per share; 60,000,000 shares authorized; 32,317,467 shares issued	32,318	32,318	34,818
Capital in excess of par	87,598	87,598	273,982
Retained earnings	501,455	501,455	501,455
Treasury stock, 1,824,336 shares at cost	(34,902)	(34,902)	(34,902)
Accumulated other comprehensive loss	(78,936)	(78,936)	(78,936)

Total shareholders’ equity	507,533	507,533	696,417

Total capitalization	$857,533	$1,013,533	$1,029,975

(1)	Assumes that (a) there is no debt outstanding under our new delayed draw temporary term loan, (b) the net proceeds of this offering will be used first to pay off all of the borrowings outstanding under our revolving credit facility and (c) half of the remaining net proceeds will be used to repay a portion of the indebtedness outstanding under the term loan and half will be used for general corporate purposes (as reflected in cash and cash equivalents). To the extent that any amount is borrowed under our new delayed draw temporary term loan prior to the closing of this offering, the net proceeds of this offering would be applied first to repay the indebtedness outstanding under both the delayed draw temporary term loan and the revolving credit facility, and the amount available to repay indebtedness outstanding under the term loan and for general corporate purposes would be reduced accordingly.
(2)	Includes increase of approximately $6.8 million attributable to cash and cash equivalents received in the Zenith acquisition.
(3)	The approximately $156.0 million of borrowings under the revolving credit facility shown above reflects borrowings of approximately $15.0 million to complete the Datac and RealFlex acquisitions and approximately $135.0 million to complete the Zenith acquisition, and assumed borrowings of approximately $6.0 million to pay expenses associated with the Zenith acquisition.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following general discussion summarizes certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of shares of our common stock by a non-U.S. holder (as defined below). This discussion is limited to non-U.S. holders who purchase our common stock issued pursuant to this offering and who hold shares of common stock as “capital assets” (generally, property held for investment). This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to a non-U.S. Holder if such holder is subject to special treatment under the U.S. federal income tax laws, including, if the non-U.S. holder is:

•	a financial institution;

•	a tax-exempt entity;

•	a trader in securities that has elected the mark-to-market method of accounting for its securities;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	an insurance company;

•	a person holding shares of our common stock as part of a straddle, a hedge or a conversion transaction;

•	a U.S. expatriate, a former U.S. citizen or long-term resident of the United States;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes; or

•	a person who is an investor in a pass-through entity or subject to the alternative minimum tax.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” and Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different than those summarized below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances (including U.S. estate or gift, state, local or foreign tax considerations).

For purposes of this discussion, a “U.S. holder” means a beneficial owner of a share of our common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any states thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of a share of our common stock who is an individual, corporation, estate or trust and who is not a U.S. holder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships or other entities that are treated as partnerships for U.S. federal income tax purposes and their owners should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. Prospective investors considering purchasing shares of our common stock are urged to consult their own tax advisor about the particular U.S. federal, U.S. estate or gift, state, local and foreign tax consequences of the purchase, ownership and disposition of shares of our common stock.

Dividends

If we make cash distributions with respect to shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will constitute a non-taxable return of capital to the extent of the non-U.S. holder’s adjusted tax basis in the shares of our common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such shares of our common stock and will be treated as described under “—Sale, Exchange or Other Disposition of Shares of Our Common Stock” below.

Generally, any dividends paid to a non-U.S. holder with respect to the shares of our common stock will be subject to U.S. withholding tax at a 30% rate (or lower applicable income tax treaty rate). In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to timely provide a properly executed IRS Form W-8BEN (or other applicable form) certifying the non-U.S. holder’s entitlement to benefits under a treaty.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, dividends paid to the non-U.S. holder that are effectively connected with such non-U.S. holder’s United States trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally are exempt from the U.S. withholding tax described above and instead are subject to U.S. federal income tax on a net income basis at the applicable graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. A non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI (or other applicable form) certifying eligibility for such exemption in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation, as adjusted for certain items, may be subject to an additional “branch profits tax” at a 30% rate (or lower applicable income tax treaty rate).

A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable periodic certification and other requirements. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, who then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition of Shares of Our Common Stock

Except as described in the discussion below under the headings “—Information Reporting and Backup Withholding” and “—Legislation Affecting Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income tax in connection with the receipt of proceeds from the sale, exchange, or other taxable disposition of shares of our common stock, unless:

•

such gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period the non-U.S. holder held the shares of our common stock.

Unless an applicable tax treaty provides otherwise, a non-U.S. holder who has gain that is described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will generally be subject to a flat 30% tax (or lower applicable treaty rate) on the gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. If a non-U.S. holder that is a foreign corporation has gain described under the first bullet point immediately above, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits as adjusted for certain items or at such lower rate as may be specified by an applicable income tax treaty.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests, there can be no assurance that we will not become a USRPHC in the future. So long as our common stock is regularly traded on an established securities market at any time during the calendar year, a non-U.S. holder would not recognize taxable gain on a sale of our common stock under the third bullet point above unless the non-U.S. holder actually or constructively owned more than 5% of our common stock at any time during the applicable period.

Non-U.S. holders should consult their own tax advisor with respect to the application of the foregoing rules to their ownership and disposition of shares of our common stock.

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make to such holder provided that we do not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code and such holder provides its name and address on an IRS Form W-8BEN (or other applicable form) and certifies, under penalty of perjury, that it is a non-U.S. holder, or such holder otherwise establishes an exemption.

In addition, no information reporting or backup withholding will be required with respect to the proceeds of a sale of shares of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code, or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislation Affecting Withholding and Information Reporting

Recently enacted legislation will impose withholding tax on certain payments made to foreign financial institutions and certain other non-U.S. entities. A withholding tax of 30% will apply to dividends on, and the gross proceeds from the disposition of, shares of our common stock made to foreign financial institutions and certain other non-U.S. entities unless the institution or other non-U.S. entity qualifies for an exemption from these rules, or various certification, information reporting and other specified requirements (that are different from, and in addition to, the certification requirements described above under “—Information Reporting and Backup Withholding) are satisfied. Although this legislation currently applies to applicable payments made after December 31, 2012, the IRS has recently issued Proposed Treasury Regulations providing that the withholding provisions described above will generally apply to (i) dividends on shares of our common stock paid after December 31, 2013, and (ii) the gross proceeds of a disposition of shares of our common stock paid after December 31, 2014. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are urged to consult with their tax advisor regarding the implications of these rules with respect to their investment in shares of our common stock as well as the status of any related federal regulations.

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as the representatives of the underwriters and joint book-running managers of this offering. Under the terms of an underwriting agreement, subject to certain conditions, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.	925,000
J.P. Morgan Securities LLC	787,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	175,000
Wells Fargo Securities, LLC	175,000
HSBC Securities (USA) Inc.	62,500
Morgan Keegan & Company, Inc.	62,500
Scotia Capital (USA) Inc.	62,500
Citigroup Global Markets Inc.	50,000
Global Hunter Securities, LLC	50,000
Howard Weil Incorporated	50,000
Johnson Rice & Company L.L.C.	50,000
Tudor, Pickering, Holt & Co. Securities, Inc.	50,000

Total	2,500,000

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•

the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per share	$3.566	$3.566
Total	$8,915,000	$10,252,250

The representatives of the underwriters have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $2.140 per share. After the offering, the representatives may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $325,000 (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of the underwriting agreement, to purchase, from time to time, in whole or in part, up to an aggregate of 375,000 shares at the public offering price less underwriting discounts and commissions. This option may be exercised if the underwriters sell more than 2,500,000 shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

We and all of our directors and executive officers have agreed that, subject to certain exceptions, and without the prior written consent of Barclays Capital Inc. and J.P. Morgan Securities LLC, we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the Commission over which such party exercises dispositive control and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or, exercisable or exchangeable for common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement. Subject to certain exceptions, the restrictions described in this paragraph do not apply to: (a) dispositions of shares of common stock pursuant to existing trading plans established pursuant to Rule 10b5-1 under the Exchange Act, (b) dispositions of shares of common stock pursuant to trading plans pursuant to Rule 10b5-1 under the Exchange Act that are established, amended or revised during the 90-day restricted period, or any extension thereof (provided that trading plan amendments may not increase the number of shares permitted to be distributed pursuant to the existing trading plan, nor may new trading plans allow for any distributions, during the 90-day restricted period, or any extension thereof, and no filing under the Exchange Act shall be required or made in connection with such distribution (other than a filing on a Form 5 made after the expiration of the 90-day restricted period)); (c) bona fide gifts, sales or other dispositions of shares of common stock that are made (x) exclusively between an officer or director and a member of his or her immediate family or (y) to a trust, the beneficiary of which is exclusively an officer or director or a member of his or her immediate family (provided that in either case the transferee or donee agrees to by bound by the restrictions described herein), (d) the exercise or vesting of any outstanding equity awards granted under any of our existing benefit plans (provided that any shares of common stock received are bound by the restrictions described herein), (e) the transfer of shares of common stock to us in satisfaction or payment of any exercise price with respect to equity awards granted under any of our existing benefit plans, or (f) the transfer of shares of common stock to us to satisfy any tax withholding obligations with respect to the exercise or vesting of equity awards granted under any of our existing benefit plans.

The 90-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of material event, unless such extension is waived in writing by Barclays Capital Inc. and J.P. Morgan Securities LLC.

Barclays Capital Inc. and J.P. Morgan Securities LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. and J.P. Morgan Securities LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

NASDAQ Global Select Market

Our common stock is traded on the NASDAQ Global Select Market under the symbol “LUFK.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Relationships With Underwriters

Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In particular, affiliates of all the book running managers of this offering are lenders under our amended and restated credit facility.

Conflict of Interest

Affiliates of certain of the underwriters are lenders under our delayed draw temporary term loan, revolving credit facility and term loan and will receive a portion of the net proceeds of this offering. Any underwriter, along with its affiliates, that will receive at least 5 percent of the total net proceeds (not including underwriter compensation) from this offering is considered by the Financial Industry Regulatory Authority, Inc., or FINRA, to have a conflict of interest with us in regard to this offering. Because we will use the net proceeds from this offering to repay all borrowings outstanding under our delay draw temporary term loan (if any), all borrowings outstanding under our revolving credit facility and a portion of the borrowings outstanding under our term loan as described in the “Use of Proceeds,” affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., Morgan Keegan & Company, Inc. and Scotia Capital (USA) Inc. will each receive, and Barclays Capital Inc. may receive, at least 5% of the net proceeds of this offering and have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121.

Certain of the underwriters and their affiliates from time to time have performed investment banking, commercial banking and advisory services for us or our affiliates for which they have received customary fees and expenses. The underwriters and their affiliates may from time to time perform investment banking and advisory services for us or our affiliates and in the ordinary course of business for which they may in the future receive customary fees and expenses.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), including each Relevant Member State that has implemented amendments to Article 3(2) of the Prospectus Directive with regard to persons to whom an offer of securities is addressed and the denomination per unit of the offer of securities (each, an “Early Implementing Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of New Shares will be made in the Institutional Offering to the public in that Relevant Member State (other than offers (the “Permitted Public Offers”) where a prospectus will be published in relation to the New Shares that has been approved by the competent authority in a Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive), except that with effect from and including that Relevant Implementation Date, offers of New Shares may be made to the public in that Relevant Member State at any time:

a)	to “qualified investors” as defined in the Prospectus Directive, including:

A.	(in the case of Relevant Member States other than Early Implementing Member States), legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities, or any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than 43.0 million and (iii) an annual turnover of more than 50.0 million as shown in its last annual or consolidated accounts; or

B.	(in the case of Early Implementing Member States), persons or entities that are described in points (1) to (4) of Section I of Annex II to Directive 2004/39/EC, and those who are treated on request as professional clients in accordance with Annex II to Directive 2004/39/EC, or recognised as eligible counterparties in accordance with Article 24 of Directive 2004/39/EC unless they have requested that they be treated as non-professional clients; or

b)	to fewer than 100 (or, in the case of Early Implementing Member States, 150) natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the Subscribers; or

c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of New Shares shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any New Shares or to whom any offer is made under the Institutional Offering will be deemed to have represented, acknowledged and agreed to and with each Subscriber and the Bank that (A) it is a “qualified investor,” and (B) in the case of any New Shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (x) the New Shares acquired by it in the Institutional Offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale, or (y) where New Shares have been acquired by it on behalf of persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, the offer of those New Shares to it is not treated under the Prospectus Directive as having been made to such persons.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any New Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any New Shares to be offered so as to enable an investor to decide to purchase any New Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71 EC (including that Directive as amended, in the case of Early Implementing Member States) and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

This document does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations (“CO”) and the shares will not be listed on the SIX Swiss Exchange. Therefore, this document may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Certain legal matters related to this offering will be passed upon for the underwriters by Latham  & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Lufkin Industries, Inc. and the related financial statement schedule incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Lufkin Industries, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, under which we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy this information at the following location of the Commission prescribed rates at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information about the Public Reference Room.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus may contain forward-looking statements and information, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs as well as assumptions made by and information currently available to management. When used in this report, the words “will,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “schedule,” “could,” “may,” “might,” “should,” “project” or similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Undue reliance should not be placed on forward-looking statements. Such statements reflect our current views with respect to certain events and are subject to certain assumptions, risks and uncertainties, many of which are outside of our control. These risks and uncertainties include, but are not limited to:

•	oil prices;

•	declines in domestic and worldwide oil and gas drilling;

•	capital spending levels of oil producers;

•	availability and prices for raw materials;

•	the inherent dangers and complexities of the Company’s operations;

•	uninsured judgments or a rise in insurance premiums;

•	the inability to effectively integrate acquisitions;

•	labor disruptions and increasing labor costs;

•	the availability of qualified and skilled labor;

•	disruption of the Company’s operating facilities or management information systems;

•	the impact on foreign operations of war, political disruption, civil disturbance, economic and legal sanctions and changes in global trade policies;

•	currency exchange rate fluctuations in the markets in which the Company operates;

•

changes in the laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of the Company’s products, the cost thereof or applicable tax rates;

•	costs related to legal and administrative proceedings, including adverse judgments against the Company if the Company fails to prevail in reversing such judgments; and

•

general industry, political and economic conditions in the markets where the Company’s procures materials, components and supplies for the production of the Company’s principal products or where the Company’s products are produced, distributed or sold.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement and the accompanying base prospectus or incorporated by reference herein, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011. All forward-looking statements attributable to Lufkin or persons acting on its behalf are expressly qualified in their entirety by these factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” into this prospectus supplement certain information that we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the Commission (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act and applicable Commission rules and regulations). These documents contain important information about us and our finances.

Commission Filings (No. 000-02612)	Period
Annual Report on Form 10-K	Year Ended December 31, 2011
Registration Statement on Form 8-A/A	Filed on February 17, 2004, and any future amendment or report updating that description
Current Report on Form 8-K/A	Filed on February 14, 2012
Current Report on Form 8-K	Filed on February 27, 2012

All documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules and regulations) from the date of this prospectus supplement and prior to the termination of the offering of the securities under this prospectus supplement shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus supplement. Requests for such copies should be directed to Christopher L. Boone, Vice President and Chief Financial Officer, Lufkin Industries, Inc., 601 South Raguet, Lufkin, Texas, by mail, or if by telephone at (936) 634-2211. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

Information contained on our website, other than documents filed with the Commission that are specifically incorporated by reference into this prospectus, is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

PROSPECTUS

LUFKIN INDUSTRIES, INC.

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that Lufkin Industries, Inc. may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	senior debt securities;

•	subordinated debt securities;

•	depositary shares;

•	purchase contracts;

•	purchase units; and/or

•	warrants.

Our senior or subordinated debt securities may be guaranteed by our subsidiaries, as described below.

In this prospectus, “securities” collectively refers to the securities described above.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “LUFK.”

We may sell securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Investing in these securities involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please read “Risk Factors” in our most recently-filed annual report on Form 10-K and our most recently-filed quarterly reports on Form 10-Q, as well as those that may be included in the applicable prospectus supplement and other information included and incorporated by reference in this prospectus. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” beginning on page i of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2012

ABOUT THIS PROSPECTUS

You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

In this prospectus, references to “Lufkin,” “we,” “us” and “our” mean Lufkin Industries, Inc. and its consolidated subsidiaries, unless otherwise noted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, as amended (the “Exchange Act”).

These forward-looking statements, which relate to future events or our future financial performance, are based on management’s beliefs as well as assumptions made by and information currently available to management. In some cases, you can identify forward looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “might,” “predict,” “potential,” “projects, “ “believe” or the negative of these terms or similar terminology. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.

Undue reliance should not be placed on forward-looking statements. Such statements reflect our current views with respect to certain events and are subject to certain assumptions, known and unknown risks and uncertainties, many of which are outside our control, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

•	oil prices;

•	declines in domestic and worldwide oil and gas drilling;

•	capital spending levels of oil producers;

•	availability and prices for raw materials;

i

•	the inherent dangers and complexities of our operations;

•	uninsured judgments or a rise in insurance premiums;

•	the inability to effectively integrate acquisitions;

•	labor disruptions and increasing labor costs;

•	the availability of qualified and skilled labor;

•	disruption of our operating facilities or management information systems;

•	the impact on foreign operations of war, political disruption, civil disturbance, economic and legal sanctions and changes in global trade policies;

•	currency exchange rate fluctuations in the markets in which we operate;

•

changes in the laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates;

•	costs related to legal and administrative proceedings, including adverse judgments against us if we fail to prevail in reversing such judgments; and

•

general industry, political and economic conditions in the markets where we procure materials, components and supplies for the production of our principal products or where our products are produced, distributed or sold.

Forward-looking statements are not guarantees of performance. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. Actual events or results may differ materially because of conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

All of the forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to the factors discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Assumptions” and “Quantitative and Qualitative Disclosures About Market Risk” in our annual report on Form 10-K for the fiscal year ended December 31, 2011 (incorporated by reference in this prospectus) and similar sections in any subsequent filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements. However, those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those described in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

We file annual, quarterly, and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, is available free of charge through our website at www.lufkin.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or such other securities filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	Registration Statement on Form 8-A (File No. 001-02612) filed on May 15, 1996, as amended by the Form 8-A/A filed on February 17, 2004;

•	Annual Report on Form 10-K (File No. 001-02612) for the fiscal year ended December 31, 2011, filed on February 27, 2012;

•	Current Report on Form 8-K/A (File No. 001-02612) filed on February 14, 2012; and

•	Current Report on Form 8-K (File No. 001-02612) filed on February 27, 2012.

Each of these documents is available from the SEC’s website and public reference rooms described above. Through our website, www.lufkin.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning our Secretary at Lufkin Industries, Inc., P.O. Box 849, Lufkin, Texas 75902, phone number (936) 637-5310.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. The information on our web site is not incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information.

We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted.

iii

ABOUT LUFKIN INDUSTRIES, INC.

Lufkin Industries, Inc. is a Texas corporation formed in 1902. Since our formation, we have maintained our principal office and manufacturing facilities in Lufkin, Texas. Through our Oilfield segment, we are a global supplier of artificial lift products, technology, services and solutions to the oil and gas industry. Our artificial lift products include reciprocating rod, gas, plunger and hydraulic lift equipment, progressing cavity pumps, or PCPs, and related well-site products that are used to facilitate the production of crude oil and other hydrocarbons. We also design, manufacture, install and service automated control equipment and analytical products for artificial lift equipment which lower production costs and optimize well efficiency, which we refer to as “automation solutions.” Our Power Transmission segment designs, manufactures and services custom engineered speed increasing and reducing gearboxes for use in energy infrastructure and industrial applications. A majority of the products sold by this segment are for applications in the oil and gas, refining and power generation industries.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in Item 1A. “Risk Factors” in our most recent annual report on Form 10-K and Item 1A. of Part II “Risk Factors” in our subsequent quarterly reports on Form 10-Q, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds will be used in a prospectus supplement at the time of sale.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes those financial statements, incorporated by reference into this prospectus.

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less income from continuing operations before income taxes attributable to non-controlling interests and interest capitalized. “Fixed charges” consist of interest expensed and capitalized and estimates of interest within rental expense. The ratios were calculated by dividing the sum of the fixed charges into the sum of the earnings.

	Years Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	41.1x	51.3x	27.4x	192.3x	158.9x

DESCRIPTION OF OUR CAPITAL STOCK

The following descriptions of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplement, summarize the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus. The terms of these securities may also be affected by the Business Organizations Code of the State of Texas.

Under our articles of incorporation, our authorized capital stock currently consists of 60,000,000 shares of common stock, $1.00 par value per share, and 2,000,000 shares of preferred stock, no par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

Common Stock

As of February 23, 2012, we had approximately 30,699,229 shares of common stock issued and outstanding and approximately 2,185,941 million shares of common stock reserved for issuance pursuant to various employee benefit plans (including treasury shares authorized for issuance under those plans). All outstanding shares of common stock are, and any shares of common stock sold pursuant to this prospectus will be, duly authorized, validly issued, fully paid and non-assessable.

Voting

For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share of common stock held of record by such holder. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of holders of our preferred stock, persons who hold more than 50 percent of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

Dividends

Dividends may be paid on common stock as and when declared by our board of directors. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. This dividend right, however, is subject to any preferential dividend rights that may be granted to holders of our preferred stock.

Liquidation

If we dissolve, the holders of common stock will be entitled to share ratably in all the assets and funds that remain after we pay our liabilities and any amounts we may owe to holders of our preferred stock.

Other Rights and Restrictions

Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into, or exchange their common stock for, any other securities. Our common stock is not subject to redemption by us. Our articles of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Texas law provides that, if we make a distribution to our stockholders when we are insolvent or would be rendered insolvent or that exceeds the distribution limit, then any stockholder who accepted or received the wrongful distribution knowing that it was prohibited would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent or that exceeds the distribution limit, as the case may be.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “LUFK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

Preferred Stock

General

We have 2,000,000 shares of no par preferred stock authorized, all of which are undesignated. As of February 23, 2012, we had no preferred stock issued and outstanding.

Our articles of incorporation authorize our board of directors to issue preferred stock in one or more series and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, the qualifications, limitations or restrictions, if any, and any other terms and rights of each series of preferred stock.

Undesignated Preferred Stock

This summary of our preferred stock discusses the terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our articles of incorporation and any applicable certificate of designation that may be on file because they, and not this description, define the rights of any holders of preferred stock. We have filed our articles of incorporation as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•

the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Texas law;

•

whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Texas law or our articles of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

Subject to our articles of incorporation and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Anti-Takeover Effect of Provisions of Our Articles of Incorporation and Bylaws and Texas Law

Our articles of incorporation and bylaws include provisions, summarized below, that may have the effect of delaying, deferring or preventing a takeover. Please refer to our articles of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus. You may obtain copies at no charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

The provisions of Texas law described below also may have an anti-takeover effect.

Articles of Incorporation

Article VIII of our articles of incorporation provide that our board of directors is divided into three classes, with directors serving staggered three-year terms.

Article XI of our articles of incorporation stipulates that, subject to certain noted exceptions, the affirmative vote of 80 percent of our outstanding voting shares, including the affirmative vote of not less than 50 percent of our outstanding voting shares not owned, directly or indirectly, by any related person, is required to approve or authorize the merger or consolidation of Lufkin or any subsidiary of Lufkin with or into any other entity or group of entities, which individually or in the aggregate beneficially own 10 percent or more of our outstanding voting shares (a “Related Person”). Article XI also provides that such approval is necessary to authorize any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any substantial part of our assets or the assets of any subsidiary to or with a Related Person; any sale, lease, exchange, transfer or other disposition of assets having a fair market value of $5,000,000 or more of a Related Person to us or any of our subsidiaries; the issuance or transfer by us or any of our subsidiaries of any of our or their securities to a Related Person; any reclassification or recapitalization the effect of which would be to increase the voting power of a Related Person; the adoption of any plan or proposal for liquidation or dissolution proposed by or on behalf of a Related Person, and any series or combination or transactions having, directly or indirectly, the same effect as, or any agreement, contract or other arrangement providing, directly or indirectly, for, any of the foregoing.

The provisions of Article VIII may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of 80 percent of the voting shares. The provisions of Article XI may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by such 80 percent vote, including the affirmative vote of not less than 50 percent of our outstanding voting shares not owned, directly or indirectly, by any related person.

Bylaws

Article III, Section 2 of our bylaws provides that our board of directors is divided into three classes, as described in our articles of incorporation.

Article X of our bylaws provides that our board of directors may alter, amend or repeal our bylaws or adopt new bylaws by the affirmative vote of a majority of the directors and without the assent or approval of our shareholders. Additionally, provisions of our bylaws may be repealed or amended by our shareholders upon the affirmative vote of 80 percent of our outstanding voting shares.

Business Combinations with Affiliated Shareholders Under Texas Law

Section 21.606 of the Texas Business Organizations Code prevents a publicly held corporation from engaging in a “business combination” with an “affiliated shareholder,” or any affiliate or associate of an affiliated shareholder, for a period of three years after the date on which the person became an affiliated shareholder, unless:

•

before the date on which the person became an affiliated shareholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an affiliated shareholder; or

•

not less than 6 months after the date on which the person became an affiliated shareholder, the business combination is approved at a meeting of the shareholders, by affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, or any affiliate or associate of the affiliated shareholder.

As defined in Section 21.602 of the Texas Business Organizations Code, an “affiliated shareholder” is generally a person owning 20 percent or more of the outstanding voting shares of the corporation or a person who, during the preceding three-year period, was the beneficial owner of 20 percent or more of the outstanding voting shares of the corporation. As defined in Section 21.604 of the Texas Business Organizations Code, a “business combination” includes (1) a merger, share exchange or conversion of the corporation, (2) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, (3) the issuance or transfer of shares of the corporation, (4) the adoption of a plan or proposal for the liquidation, winding up or dissolution of the corporation, (5) a recapitalization, or a reclassification of the securities, of the corporation or (6) a loan, advance, guarantee, pledge or other financial assistance or a tax credit or other tax advantage provided through or by the corporation.

The provisions of Section 21.606 may have the effect of delaying, deferring or preventing a change of control of Lufkin.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions. The forms of the applicable deposit agreement and depositary receipt will be incorporated by reference as an exhibit to the registration statement that includes this prospectus before we issue any depositary shares.

This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

General

We may elect to offer fractional, or depositary, shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to all the rights, preferences and privileges of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, and all the limitations of the preferred stock. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, if any, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold, subject to any obligations of the record holders to file proofs, certificates and other information and to pay any taxes or other governmental charges. In the case of any non-cash distribution, we may determine that the distribution cannot be made proportionately or the depositary may determine that it may not be feasible to make the distribution. If so, the depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If the shares of preferred stock that underlie the depositary shares are redeemable and we redeem the preferred stock, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the preferred stock represented by the depositary shares in accordance with these instructions. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

If a holder of depositary receipts surrenders those depositary receipts at the corporate office (as defined in the deposit agreement) of the depositary, or any other office as the depositary may designate, and pays any taxes, charges or fees, that holder is entitled to delivery at the corporate office of certificates evidencing the number of shares of preferred stock, but only in whole shares, and any money and other property represented by those depositary receipts. If the depositary receipts we deliver evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to us at the same time a new depositary receipt evidencing that excess number of depositary shares. We do not expect that there will be any public trading market for the shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. If, however, an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. Subject to any conditions in the deposit agreement or applicable law, no amendment, however, can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement may be terminated by us or by the depositary if there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up and that distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Holders of depositary shares, however, will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may submit notice of resignation at any time or we may remove the depositary at any time. However, no resignation or removal will take effect until we appoint a successor depositary.

Miscellaneous

If we are required to furnish any information to the holders of the preferred stock underlying any depositary shares, the depositary, as the holder of the underlying preferred stock, will forward to the holders of depositary shares any report or information it receives from us.

Neither the depositary nor Lufkin will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Each of the depositary and Lufkin will be obligated to use its best judgment and to act in good faith in performing its duties under the deposit agreement. Each of the depositary and Lufkin will be liable only for gross negligence and willful misconduct in performing its duties under the deposit agreement. Neither the depositary nor Lufkin will be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless it receives what it, in its sole discretion, determines to be a satisfactory indemnity from one or more holders of the depositary shares. The depositary and Lufkin will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. The depositary and Lufkin may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

We, each depositary and any agent of Lufkin or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF DEBT SECURITIES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and U.S. Bank National Association, as trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. The senior indenture and the subordinated indenture are together referred to in this section as the “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement. U.S. Bank National Association, or any successor, or any other entity with which we execute an indenture, in its capacity as trustee under either or both of the indentures, is referred to as the “trustee” for purposes of this section. The indentures contain and the debt securities, when issued, will contain additional important terms and provisions. The forms of indentures are, and prior to their issuance the debt securities will be, filed as exhibits to the registration statement of which this prospectus is a part.

We have summarized some of the material provisions of the indentures below. This summary of the indentures relates to terms and conditions applicable to the debt securities generally and does not restate those agreements in their entirety. The applicable prospectus supplement will set forth the particular terms of any series of debt securities that we may offer. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

As used in this description, the words “we,” “us” and “our” refer to Lufkin Industries, Inc., and not to any of its subsidiaries or affiliates. Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Subsidiary Guarantees

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “— Subordination” below.

The obligations of our subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other Person (as defined below) or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•

either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•

the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such indenture; and

•

we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we are, or any guarantor is, a party or by which we are, or any guarantor is, bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Stockholders

No director, manager, officer, employee, incorporator, partner, member or stockholder of us or any guarantor, as such, shall have any liability for any of our obligations or those of the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “—Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•

any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Our subsidiaries may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to senior debt securities that we offer in any prospectus supplement and may issue unconditional guarantees on an unsecured, subordinated basis with respect to subordinated debt securities that we offer in any prospectus supplement. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

The obligations of our subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as “common stock purchase units,” consisting of a common stock purchase contract and, as security for the holder’s obligations to purchase the common stock under the contracts, the following:

•	our senior debt securities or subordinated debt securities;

•	our preferred stock;

•	debt obligations of third parties, including U.S. Treasury securities;

•	any other security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The common stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or preferred stock from time to time. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, to be selected at the time of issue, as warrant agent. Warrants my be issued independently or together with any other securities and may be attached to, or separate from, such securities. The applicable prospectus supplement will include a description of the material provisions of the applicable warrant agreement and will describe the designation and terms of the warrants to be issued, including, without limitation, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants will be payable;

•	the designation and terms of the shares of common stock or preferred stock purchasable upon exercise of the warrants;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one warrant;

•	the price at which, and the currency or currencies in which, the shares of common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of any related securities with which the warrants are issued, and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and any related offered securities will be separately transferable;

•	the provisions for changes to or adjustments in the exercise price of the warrants

•	the anti-dilution provisions of the warrants, if any;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures, conditions and limitations relating to the exchange and exercise of such warrants.

The foregoing statements with respect to the warrants are summaries of, and subject to, the detailed provisions of the applicable share warrant.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	through underwriters or dealers; or

•	directly to a limited number of purchasers or a single purchaser, including our affiliates.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents and the respective amount of the offered securities underwritten or purchased by each of them;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters. The names of the managing underwriter or underwriters, the names of each of the other underwriters participating in the offering, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters in connection with sales of the offered securities. The offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the offered securities of a series if they purchase any of such offered securities.

We may grant to the underwriters options to purchase additional offered securities at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any such option to purchase additional securities, the terms of such option will be set forth in the prospectus supplement relating to such offered securities.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If a dealer is utilized in the sales of offered securities, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that, in turn, may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of the use by us of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Other than our common stock, and unless otherwise specified in the applicable prospectus supplement, each class or series of securities offered by this prospectus and the applicable prospectus supplement will be a new issue of securities with no established trading market. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for our common stock, which is currently listed and traded on the NASDAQ Global Select Market. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

Pursuant to a requirement by the Financial Industry Regulatory Authority (the “FINRA”), the total compensation to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

INVESTMENTS BY EMPLOYEE BENEFIT PLANS

An investment in us by an employee benefit plan is subject to additional considerations to the extent that the investments by these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act (ERISA), and restrictions imposed by Section 4975 of the Internal Revenue Code. For these purposes, the term “employee benefit plan” includes, but is not limited to, certain qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and individual retirement annuities or accounts (IRAs) established or maintained by an employer or employee organization. Incident to making an investment in us, among other things, consideration should be given by an employee benefit plan to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return.

In addition, the person with investment discretion with respect to the assets of an employee benefit plan or other arrangement that is covered by the prohibited transactions restrictions of the Internal Revenue Code, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan or arrangement.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain employee benefit plans, and Section 4975 of the Internal Revenue Code prohibits IRAs and certain other arrangements that are not considered part of an employee benefit plan, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan or other arrangement that is covered by ERISA or the Internal Revenue Code.

The U.S. Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans or other arrangements described above acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

•

the equity interests acquired by employee benefit plans or other arrangements described above are publicly offered securities; i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

•

the entity is an “operating company,” —i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

•

less than 25 percent of the value of each class of equity interest is held by the employee benefit plans referred to above, IRAs and other employee benefit plans or arrangements subject to ERISA or Section 4975 of the Code.

Our assets should not be considered “plan assets” under these regulations because the investment in our common stock will satisfy the requirements in the first bullet point above.

Plan fiduciaries contemplating a purchase of common stock should consult with their own counsel regarding the consequences of such purchase under ERISA and the Internal Revenue Code in light of possible personal liability for any breach of fiduciary duties and the imposition of serious penalties on persons who engage in prohibited transactions under ERISA or the Internal Revenue Code.

LEGAL MATTERS

The validity of the securities, as to matters of United States law and other customary legal matters relating to the offering the securities issued by us, will be passed upon for us by Andrews Kurth LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Lufkin Industries, Inc., and the related financial statement schedule, incorporated in this registration statement on Form S-3 by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Lufkin Industries, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

2,500,000 Shares

Lufkin Industries, Inc.

Common Stock

Prospectus Supplement

February 29, 2012

Barclays Capital

J.P. Morgan

BofA Merrill Lynch

Wells Fargo Securities

HSBC

Morgan Keegan

Scotiabank

Citigroup

Global Hunter Securities

Howard Weil Incorporated

Johnson Rice & Company L.L.C.

Tudor, Pickering, Holt & Co.